Exhibit 5.2

Skadden, Arps, Slate, Meagher & Flom llp

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November 21, 2024

SL Green Realty Corp.

SL Green Operating Partnership, L.P.

One Vanderbilt Avenue

New York, NY 10017

Re:	SL Green Realty Corp. and
SL Green Operating Partnership L.P.
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special United States counsel to SL Green Realty Corp., a Maryland corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company and SL Green Operating Partnership, a Delaware limited partnership (“SL Green OP”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”). The Registration Statement relates to the issuance and sale by the Company and SL Green OP from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act (the “Rules and Regulations”), of (i) shares of common stock, par value $0.01 per share, of the Company (“Common Stock”), (ii) shares of preferred stock, par value $0.01 per share, of the Company (“Preferred Stock”), which may be issued in one or more series, (iii) depositary receipts representing fractional shares of Preferred Stock, which are called depositary shares (the “Depositary Shares”) and which may be issued pursuant to one or more depositary agreements (each, a “Depositary Agreement”) proposed to be entered into between the Company and one or more bank or trust companies to be named in the applicable Depositary Agreement, (iv) debt securities of the Company (the “Company Debt Securities”), which may be issued in one or more series under an indenture (the “Company Indenture”) proposed to be entered into by the Company and The Bank of New York Mellon, as trustee, the form of which is filed as an exhibit to the Registration Statement, (v) debt securities of SL Green OP (the “SL Green OP Debt Securities”), which may be issued in one or more series under an indenture, dated as of October 5, 2017 (the “SL Green OP Indenture”), entered into by SL Green OP and The Bank of New York Mellon, as trustee, which is filed as an exhibit to the Registration Statement, (vi) debt securities of the Company and SL Green OP, as co-obligors, (the “Multi Party Debt Securities” and together with the Company Debt Securities and the SL Green OP Debt Securities, the “Debt Securities”), which may be issued in one or more series under an indenture (the “Multi Party Indenture” and together with the Company Indenture and the SL Green OP Indenture, the “Indentures”) proposed to be entered into among the Company and SL Green, as co-obligors, and The Bank of New York Mellon, as trustee, the form of which is filed as an exhibit to the Registration Statement, (vii) warrants to purchase shares of Common Stock, shares of Preferred Stock or Depositary Shares (“Warrants”), which may be issued pursuant to one or more warrant agreements proposed to be entered into by the Company and one or more warrant agents to be named therein, and (viii) such indeterminate number of shares of Common Stock, Preferred Stock or Depositary Shares and indeterminate amount of Debt Securities as may be issued upon conversion, exchange or exercise, as applicable, of any Preferred Stock, Depositary Shares, Debt Securities, or Warrants, including such shares of Common Stock or Preferred Stock as may be issued pursuant to anti-dilution adjustments determined at the time of offering (collectively, “Indeterminate Securities”). The Registration Statement also relates to the issuance and sale from time to time by the Company and SL Green OP (in such capacity, the “Guarantors”) of guarantees of the Company Debt Securities or the SL Green OP Debt Securities, as the case may be (“Guarantees”). The Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Indeterminate Securities, and Guarantees offered pursuant to the Registration Statement are collectively referred to herein as the “Securities.”

SL Green Realty Corp. and

SL Green Operating Partnership, L.P.

November 21, 2024

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)            the Registration Statement;

(b)            the form of the Company Indenture filed as an exhibit to the Registration Statement;

(c)            an executed copy of the SL Green OP Indenture;

(d)            the form of the Multi Party Indenture filed as an exhibit to the Registration Statement;

SL Green Realty Corp. and

SL Green Operating Partnership, L.P.

November 21, 2024

(e)            an executed copy of a certificate of Andrew S. Levine, Secretary of SL Green OP, dated the date hereof (the “Secretary’s Certificate”);

(f)            a copy of SL Green OP’s Certificate of Limited Partnership certified by the Secretary of State of the State of Delaware as of November 13, 2024, and certified pursuant to the Secretary’s Certificate;

(g)            a copy of the First Amended and Restated Agreement of Limited Partnership of SL Green OP, dated August 20, 1997, by and among the Company, as the general partner of, and a limited partner of, SL Green OP, and Hippomenes Associates, LLC, 470 Park South Associates, L.P., Stanley Nelson, Carol Nelson, Sheldon Lowe, Miami Corp., SL Green Properties, Inc., EBG Midtown South Corp., 64-36 Realty Associates, 673 First Associates, L.P., 29/35 Realty Associates, L.P., Green 6th Avenue Associates, L.P. and S.L. Green Leasing, Inc., as amended and in effect as of October 5, 2017 and as of the date hereof, certified pursuant to the Secretary’s Certificate; and

(h)            copies of actions by written consent of the general partner of SL Green OP, dated November 21, 2024, as certified by Andrew S. Levine, Secretary of the Company, the sole general partner of SL Green OP.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and SL Green OP and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and SL Green OP and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and SL Green OP and others and of public officials, including the facts and conclusions set forth in the Secretary’s Certificate.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of New York, and (ii) the Delaware Revised Uniform Limited Partnership Act (“DRULPA”) (all of the foregoing being referred to as “Opined-on Law”). The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

SL Green Realty Corp. and

SL Green Operating Partnership, L.P.

November 21, 2024

As used herein, “Transaction Documents” means the Indentures and the supplemental indentures establishing the terms of the Debt Securities issued pursuant thereto and the Guarantees.

The opinions stated in paragraphs 1 and 2 below presume that all of the following (collectively, the “general conditions”) shall have occurred prior to the issuance of the Securities referred to therein: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to such Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) the applicable Transaction Documents shall have been duly authorized, executed and delivered by the Company and SL Green OP, to the extent a party thereto, and the other parties thereto, including, if such Securities are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement or purchase agreement with respect thereto; (iv) the Board of Directors of the Company, including any duly authorized committee thereof, shall have taken all necessary corporate action to approve the issuance and sale of such Securities and related matters, including any required action by the board of directors of the Company, on behalf of the Company and/or in its capacity as the sole general partner of SL Green OP, and appropriate officers of the Company have taken all related action as directed by or under the direction of the Board of Directors of the Company; (v) the terms of the applicable Transaction Documents and the issuance and sale of such Securities have been duly established in conformity with the certificate of incorporation of the Company so as not to violate any applicable law, the certificate of incorporation of the Company or the bylaws of the Company, or result in a default under or breach of any agreement or instrument binding upon the Company or its properties, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or its properties; and (vi) the terms of the applicable Transaction Documents and the issuance and sale of such Securities have been duly established in conformity with the limited partnership agreement of SL Green OP so as not to violate any applicable law, the limited partnership agreement of SL Green OP, or result in a default under or breach of any agreement or instrument binding upon SL Green OP or its properties, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over SL Green OP or its properties.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1.            With respect to any series of Debt Securities offered by the Company and/or SL Green OP, including any Indeterminate Securities constituting Debt Securities of such series (the “Offered Debt Securities”), when (a) the general conditions shall have been satisfied, (b) the applicable Indenture has been qualified under the Trust Indenture Act of 1939 (the “TIA”); (c) the issuance, sale and terms of the Offered Debt Securities and related matters have been approved and established in conformity with the applicable Transaction Documents and (d) the certificates evidencing the Offered Debt Securities have been issued in a form that complies with the provisions of the applicable Transaction Documents and have been duly executed and authenticated in accordance with the provisions of the Indentures and any other applicable Transaction Documents and issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document upon payment of the agreed-upon consideration therefor, the Offered Debt Securities will constitute valid and binding obligations of the Company and/or of SL Green OP, as the case may be, enforceable against the Company and/or SL Green OP, as the case may be, in accordance with their respective terms under the laws of the State of New York.

SL Green Realty Corp. and

SL Green Operating Partnership, L.P.

November 21, 2024

2.            With respect to any Guarantee of any series of Offered Debt Securities, including any Guarantee of any Indeterminate Securities constituting Offered Debt Securities of such series (the “Offered Guarantees”), when (a) the general conditions shall have been satisfied, (b) the applicable Indenture has been qualified under the TIA, (c) the issuance, sale and terms of the Offered Guarantees and related matters have been approved and established in conformity with the applicable Transaction Documents, (d) certificates (if any) evidencing the Offered Guarantees and the certificates evidencing the Debt Securities guaranteed thereby have been duly executed and, if applicable, authenticated in accordance with the provisions of the Indentures and any other applicable Transaction Documents and (e) such Debt Securities have been issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Documents upon payment of the agreed-upon consideration therefor, the Offered Guarantees will constitute valid and binding obligations of such Guarantor, enforceable against such Guarantor in accordance with their respective terms under the laws of the State of New York.

The opinions stated herein are subject to the following assumptions and qualifications:

(a)            we do not express any opinion with respect to the effect on the opinions stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws or governmental orders affecting creditors’ rights generally, and the opinions stated herein are limited by such laws and governmental orders and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b)            we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Documents or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(c)            except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Documents constitutes the valid and binding obligation of each party to such Transaction Document, enforceable against such party in accordance with its terms;

SL Green Realty Corp. and

SL Green Operating Partnership, L.P.

November 21, 2024

(d)            we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document relating to any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, or to the extent any such provision purports to, or has the effect of, waiving or altering any statute of limitations;

(e)            we do not express any opinion with respect to the enforceability of any provision of any Transaction Document to the extent that such provision purports to bind either the Company or SL Green OP to the exclusive jurisdiction of any particular court or courts;

(f)            we call to your attention that irrespective of the agreement of the parties to any Transaction Document, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Document;

(g)            the opinions stated herein are limited to the agreements and documents specifically identified in the opinions contained herein (the “Specified Documents”) without regard to any agreement or other document referenced in any such Specified Document (including agreements or other documents incorporated by reference or attached or annexed thereto) and without regard to any other agreement or document relating to any such Specified Document that is not a Transaction Document;

(h)            we have assumed that any agent of service will have accepted appointment as agent to receive service of process and call to your attention that we do not express any opinion if and to the extent such agent shall resign such appointment. Further, we do not express any opinion with respect to the irrevocability of the designation of such agent to receive service of process;

(i)            we have assumed that the choice of New York law to govern the Indentures and any supplemental indenture thereto is a valid and legal provision;

(j)            we have assumed that the Company Indenture and the Multi Party Indenture will be duly authorized, executed and delivered by the trustee in substantially the form reviewed by us;

(k)            subsequent to the effectiveness of the Indentures and immediately prior to the issuance of any series of Offered Debt Securities, the applicable Indenture has not been amended, restated, supplemented or otherwise modified in any way that affects or relates to such series of Offered Debt Securities other than by the applicable Transaction Documents relating to such series of Offered Debt Securities;

SL Green Realty Corp. and

SL Green Operating Partnership, L.P.

November 21, 2024

(l)            we do not express any opinion with respect to the enforceability of any provisions contained in the Offered Guarantees or the related Transaction Documents to the extent that such provisions provide that the obligations of the Guarantors are absolute and unconditional irrespective of the enforceability or genuineness of the applicable Indenture or the effect thereof on the opinions herein stated;

(m)            we do not express any opinion with respect to the enforceability of any provisions contained in the Offered Guarantees or the related Transaction Documents to the extent that such provisions limit the obligation of the Guarantors under the Indentures or any right of contribution of any party with respect to the Offered Guarantees;

(n)            to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Document, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity and constitutionality; and

(o)            this opinion letter shall be interpreted in accordance with customary practice of United States lawyers who regularly give opinions in transactions of this type.

In addition, in rendering the foregoing opinions we have further assumed that:

(p)            the Company (i) is duly incorporated and is validly existing and in good standing, (ii) has requisite legal status and legal capacity under the laws of the jurisdiction of its organization and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its organization in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Documents;

(q)            the Company has the corporate power and authority to execute, deliver and perform all its obligations under each of the Transaction Documents;

(r)            neither the execution and delivery by the Company and SL Green OP of the Transaction Documents nor the performance by the Company and SL Green OP of its obligations thereunder, including the issuance and sale of the applicable Securities: (i) conflicts or will conflict with the articles of incorporation or the bylaws of the Company, (ii) conflicts or will conflict with the limited partnership agreement of SL Green OP, (iii) constitutes or will constitute a violation of, or a default under, any lease, indenture, agreement or other instrument to which the Company or SL Green OP or its property is subject, (iv) contravenes or will contravene any order or decree of any governmental authority to which the Company or SL Green OP or its property is subject, or (v) violates or will violate any law, rule or regulation to which the Company or SL Green OP or its property is subject (except that we do not make the assumption set forth in this clause (v) with respect to the Opined-on Law);

SL Green Realty Corp. and

SL Green Operating Partnership, L.P.

November 21, 2024

(s)            neither the execution and delivery by the Company or SL Green OP of the Transaction Documents nor the performance by the Company or SL Green OP of its obligations thereunder, including the issuance and sale of the applicable Securities, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction; and

(t)            the limited partnership agreement of SL Green OP is the only partnership agreement, as defined under DRULPA, of the Partnership and that SL Green OP has, and since the time of its formation has had, at least one validly admitted and existing limited partner of the SL Green OP and (i) no procedures have been instituted for, and no other event has occurred, including, without limitation, any action taken by SL Green OP or its General Partner or partners, that would result in the liquidation, dissolution or winding-up of SL Green OP, (ii) no event has occurred that has adversely affected the good standing of SL Green OP under the laws of its jurisdiction of formation, and SL Green OP has taken all actions required by the laws of its jurisdiction of formation to maintain such good standing and (iii) no grounds exist for the revocation or forfeiture of SL Green’s Certificate of Limited Partnership.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

LKB